EXHIBIT 16.1

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


January 20, 2014


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Golden Dragon Holding Co.
SEC File No. 000-27055

On November 30, 2013 my appointment as auditor for Golden Dragon Holding Co. ceased.

I have read Golden Dragon Holding Co.'s statements included under Item 4.01 of its Form 8-K dated January 20, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant